UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2021

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Goode Avenue Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	AVY	New York Stock Exchange
1.25% Senior Notes due 2025	AVY25	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2021, Avery Dennison Corporation, a Delaware corporation (the “Company”), closed its previously announced issuance of $300,000,000 aggregate principal amount of 0.850% Senior Notes due 2024 (the “2024 Notes”) and $500,000,000 aggregate principal amount of 2.250% Senior Notes due 2032 (the “2032 Notes” and, collectively with the 2024 Notes, the “Notes”). The net proceeds from the offering, after deducting underwriting discounts and estimated offering expenses, were approximately $791.9 million. The Company intends to use the net proceeds of the offering, together with cash on hand and borrowings under its credit facility and/or commercial paper borrowings, to finance a portion of its previously announced acquisition (the “Acquisition”) of CB Velocity Holdings, LLC, a Delaware limited liability company (also referred to in previous filings as “Vestcom”), pursuant to an Agreement and Plan of Merger, dated July 27, 2021, by and among the Company, CB Velocity Holdings, LLC, Lobo Merger Sub, LLC and Charlesbank Equity Fund VIII, Limited Partnership (the “Merger Agreement”), or for other general corporate purposes.

The offering of the Notes was registered under an effective Registration Statement on Form S-3, filed by the Company on April 26, 2019 (Registration No. 333-231039). The Notes were issued pursuant to an indenture, dated as of November 20, 2007, as supplemented by a seventh supplemental indenture, in the case of the 2024 Notes, and an eighth supplemental indenture, in the case of the 2032 Notes, each dated as of August 18, 2021 (as supplemented, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. The 2024 Notes bear interest at a rate of 0.850% per year and will mature on August 15, 2024. The 2032 Notes bear interest at a rate of 2.250% per year and will mature on February 15, 2032. The Notes are payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2022.

If (a) the Acquisition is not consummated on or prior to October 27, 2021 (or such later date if the end date is extended pursuant to the Merger Agreement) or (b) at any time prior to October 27, 2021 (or such later date if the end date is extended pursuant to the Merger Agreement), the Merger Agreement is terminated without the Acquisition being consummated, the Company will be required to redeem all of the 2032 Notes at a redemption price equal to 101% of the aggregate principal amount of the 2032 Notes plus accrued and unpaid interest to, but excluding, the redemption date. The net proceeds of the offering will not be deposited into an escrow account pending any such redemption of the 2032 Notes. The 2024 Notes are not subject to this special mandatory redemption requirement.

The Company may redeem the 2024 Notes, in whole or in part, at any time, at a redemption price equal to the greater of (a) 100% of the principal amount of the 2024 Notes to be redeemed and (b) a “make-whole” amount as described in the Indenture, plus in either case accrued and unpaid interest to, but not including, the redemption date; provided, however, that, if the Company redeems any 2024 Notes on or after August 15, 2022, the redemption price for the 2024 Notes will be equal to 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

The Company may redeem the 2032 Notes, in whole or in part, at any time, at a redemption price equal to the greater of (a) 100% of the principal amount of the 2032 Notes to be redeemed and (b) a “make-whole” amount as described in the Indenture, plus in either case accrued and unpaid interest to, but not including, the redemption date; provided, however, that, if the Company redeems any 2032 Notes on or after November 15, 2031 (the date falling three months prior to the maturity date of the 2032 Notes), the redemption price for the 2032 Notes will be equal to 100% of the principal amount of the 2032 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

In the event of a change of control triggering event as described in the Indenture, the Company would be required to offer to repurchase the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the repurchase date.

The Notes are unsecured and unsubordinated obligations of the Company. The Notes rank equally and ratably with all of the Company’s other existing and future unsecured and unsubordinated indebtedness and other liabilities; senior in right of payment to all of the Company’s future subordinated indebtedness, if any; effectively junior to all of the Company’s future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries. The descriptions of the Indenture and the Notes contained herein are summaries and are qualified in their entirety by the Indenture and Notes attached hereto as Exhibits 4.1, 4.2 and 4.3, which are incorporated by reference.

Attached hereto as exhibits are the agreements and opinion relating to the offering. The exhibits are expressly incorporated by reference and into the aforementioned Registration Statement on Form S-3, and any amendments thereto.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The disclosure in Item 1.01 above is incorporated in this section by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Title

4.1	Indenture between Avery Dennison Corporation and The Bank of New York Trust Company, N.A., as Trustee, dated as of November 20, 2007 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 20, 2007).

4.2	Seventh Supplemental Indenture between Avery Dennison Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of August 18, 2021 (including Form of 0.850% Senior Notes due 2024 on Exhibit A thereto).

4.3	Eighth Supplemental Indenture between Avery Dennison Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of August 18, 2021 (including Form of 2.250% Senior Notes due 2032 on Exhibit A thereto).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION
Date: August 18, 2021
	By:	/s/ Gregory S. Lovins
	Name:	Gregory S. Lovins
	Title:	Senior Vice President and Chief Financial Officer